Exhibit 99.1

Vista Gold Corp. Announces 2023 Financial Results

Denver, Colorado, March 14, 2024 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its audited financial results for the year ended December 31, 2023, with cash totaling $6.1 million at year-end. All dollar amounts in this press release are in U.S. dollars.

During 2023, the Company focused on the efficient use of cash and strengthened its balance sheet by completing a $20 million royalty transaction (“Royalty”). Pursuant to the terms of the Royalty, we received $3 million in December 2023, $7 million in February 2024, and expect to receive the remaining $10 million during the first half of 2024.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “Our team successfully executed on a number of key initiatives during 2023 and we are off to a great start in 2024. During this period we:

●	completed an internal scoping study that we believe confirmed the potential for a smaller-scale, staged development strategy for Mt Todd;
●	extended the term of the agreement with the Northern Territory Government pertaining to Mt Todd through December 31, 2029 with the option for a three-year extension;
●	started a drilling program targeting shallow gold resources at the north end of the Batman deposit which is expected to add near-surface gold resources, benefiting the mine production schedule and project cash flows in early years;
●	published our inaugural ESG report, which recognizes our belief in the importance of conducting our business in a responsible and sustainable manner, and our commitment to aligning our business practices with current and evolving ESG principles to ensure the long-term success and positive impact of our operations; and
●	recently announced the results of the updated feasibility study for Mt Todd that includes capital and operating costs, gold price, and foreign exchange rates reflective of current market conditions, with project economics that are approximately the same or slightly better than reported two years ago, inclusive of cost increases that have affected the entire gold mining sector.”

Mr. Earnest continued, “Our top priority in 2024 is realizing value for our shareholders. Receipt of the Royalty funding enables us to move forward strategically in our efforts to de-risk Mt Todd and maximize value. We continue to work with CIBC Capital Markets (“CIBC”) to identify and advance interest in Mt Todd and are focused on achieving a transaction that maximizes shareholder value. We plan to leverage the results of the drilling program and prior technical studies by advancing evaluations of smaller-scale, staged development scenarios at Mt Todd with a focus on lower initial capital costs. Our evaluation of a smaller-scale, staged development strategy for Mt Todd complements the work that we are doing with CIBC and increases optionality.”

Summary of Financial Results

Vista reported a consolidated net loss of $6.6 million, or $0.05 per common share, for the year ended December 31, 2023 compared to a consolidated net loss of $4.9 million, or $0.04 per common share for the year ended December 31, 2022.

Cash and cash equivalents totaled $6.1 million at December 31, 2023 compared to $8.1 million at December 31, 2022. In February 2024, the Company received the second instalment payment under the Royalty in the amount of $7 million and expects to receive the final instalment payment in the amount of $10 million during the first half of 2024. The Company continued to have no debt.

Management Conference Call

Management’s conference call to review financial results for the year ended December 31, 2023 and to discuss corporate and project activities is scheduled for March 18, 2024 at 2:00 p.m. MDT (4:00 p.m. EDT).

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 37191

This call will be archived and available at www.vistagold.com after March 18, 2024. An audio replay will also be available through April 1, 2024 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 37191#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is Mt Todd, located in the mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics. All major environmental and operating permits necessary to initiate development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and offers opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that Vista strengthened its balance sheet by completing a $20 million royalty transaction (“Royalty”); our belief that we will receive the remaining $10 million under the Royalty during the first half of 2024; our belief that we have successfully executed on a number of key initiatives during 2023 and that we are off to a great start in 2024; our belief that  the Royalty funding enables us to move forward strategically in our efforts to de-risk Mt Todd and maximize value; our belief that the internal scoping study confirmed the potential for a smaller-scale, staged development strategy for Mt Todd; our expectation that our drilling program will add near-surface gold resources, benefiting the mine production schedule and project cash flows in early years; our plan to leverage the results of the drilling program and prior technical studies by advancing evaluations of smaller-scale, staged development scenarios at Mt Todd with a focus on lower capital and that such evaluations complement our work with CIBC; statements regarding Mt Todd being one of the largest development stage opportunities in Australia and demonstrating compelling economics; our belief that Mt Todd benefits from its location in a leading mining jurisdiction; and our belief that Mt Todd offers opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in March 2024, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.